Jackson National Life Insurance Company of New York


			Limited Power of Attorney


       Each of the undersigned, as directors of Jackson National Life Insurance Company of New York ("Jackson of NY"), constitute and appoint Mark D. Nerud, Daniel W. Koors, Susan S. Rhee, and Steven J. Fredricks, officers of the
"JNL Funds," each of them individually, as his attorneys-in fact, each with power of substitution, in any and all capacities, to sign any regulatory filings under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities for the Jackson of NY insurance company separate accounts. This instrument may be executed in one or more counterparts.

       IN WITNESS WHEREOF, the undersigned have executed this Limited Power of Attorney as of January 1, 2018.


/s/Gregory P. Cicotte		/s/ Herbert G. May III
Gregory P. Cicotte			Herbert G. May III


/s/Michael A. Costello		/s/Patrick G. Boyle
Michael A. Costello			Patrick G. Boyle


/s/Laura L. Hason			/s/Heather R. Strang
Laura L. Hanson			Heather R. Strang


/s/R. Kevin Clinton			/s/Nancy F. Heller
R. Kevin Clinton			Nancy F. Heller


/s/Barrett M. Bonemer
Barret M. Bonemer